SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of the 20th day of November, 2008,

BETWEEN:

PIONEER EXPLORATION INC., a Nevada company with an office located at 202 - 700 West Pender Street, Vancouver, British Columbia, V6C 1G8, Canada

(the “Purchaser”)

AND:
SCOTT MACLEOD, a businessman of 102 Aberdeen Road, 1287 RR1, Pleasantville, Nova Scotia, V0R 1Z0

(the “Shareholder”)

WHEREAS:

A.           The Shareholder is the registered and beneficial owner of 75,000 free trading common shares in the capital of Macallan Oil & Gas Inc. (the “Shares”);

B.           The Shareholder wishes to sell, and the Purchaser wishes to purchase, the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.	The Shareholder agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of CDN$56,250 at the date of this agreement (the “Purchase Price”).

2.	The Purchase Price will be paid as follows:

a.	the initial payment of CDN$11,700 to be paid within 10 days of the date of this agreement;

b.	the second payment in the amount of CDN$14,850 to be paid within 60 days of the date of this agreement;

c.	the third payment in the amount of CDN$14,850 to be paid within 120 days of the date of this agreement; and

d.	the fourth and final payment in the amount of CDN$14,850 to be paid within 180 days of the date of this agreement.

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3.	The Shareholder represents and warrants to the Purchaser that:

a.
The Shareholder owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and the Shareholder has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

c.
There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings (whether or not purportedly against or on behalf of the Shareholder) pending or, to the knowledge of the Shareholder, threatened with respect to or in any manner affecting the Shares, which form part of this agreement.

d.	The Shareholder is a resident of Canada within the meaning of the Income Tax Act (Canada).

4.
The Purchaser covenants that if the Purchaser raises CDN$250,000 or more at any one time and the Purchaser receives a written demand from the Shareholder for payment of the Purchase Price in full that it will pay out any outstanding payments on the Purchase Price within 10 days of receipt of the written demand.

5.	The effective date of sale and purchase of the Shares will be the date on which the full amount of the Purchase Price is paid (the “Closing”).

6.	At the Closing,

a.	the Shareholder will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares; and

b.	the Purchaser will deliver to the Shareholder the final and full payment of the Purchase Price.

7.
The Shareholder agrees to indemnify and save harmless the Purchaser from and against all claims, actions and suits and from and against all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature, arising out of or in connection with all matters whatsoever which arise from any breach of this agreement or any representation, warranty or covenant contained herein by or on the part of the Shareholder.

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8.	The Shareholder will allow any default under this agreement to be cured by the Purchaser within 30 days of the Purchaser receiving a notice of default from the Shareholder.

9.
Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day.  Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party.  Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

10.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

11.	Time will be of the essence of this agreement.

12.
This agreement constitutes the entire agreement between the parties and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this agreement.

13.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

14.	This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

Pioneer Exploration Inc.

Per:           /s/ Tom Brady

Authorized Signatory

/s/ Scott Macleod

  Scott Macleod